CONNECTICUT NATURAL GAS CORPORATION

-----------------------------------

EMPLOYEE SAVINGS PLAN

---------------------

FINANCIAL STATEMENTS AND SCHEDULES

----------------------------------

AS OF DECEMBER 31, 1998 AND 1997

--------------------------------

TOGETHER WITH

--------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

----------------------------------------

CONNECTICUT NATURAL GAS CORPORATION

-----------------------------------

EMPLOYEE SAVINGS PLAN

---------------------

INDEX

-----
PAGE ----
Report of Independent Public Accountants	1
Financial Statements: Statement of Net Assets Available for Benefits with Fund Information as of December 31, 1998	2
Statement of Net Assets Available for Benefits with Fund Information as of December 31, 1997	4
Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended December 31, 1998	6
Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended December 31, 1997	8
Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended December 31, 1996	10
Notes to Financial Statements and Schedules	12
Schedules: Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1998	18
Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1998 All schedules, except those as set forth above, are omitted as not applicable or not required.	19

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

----------------------------------------

To the Plan Administrator of Connecticut Natural

Gas Corporation Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

By Arthur Andersen LLP
------------------------
Arthur Andersen LLP

Hartford, Connecticut
June 25, 1999

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
AS OF DECEMBER 31, 1998

Participant Directed
---------------------------------------------------------------------------------------
Putnam
	Putnam	The George	The Putnam Fund	Putnam	International	Putnam
	Stable	Putnam Fund	for Growth	Vista	Growth	Income
	Value Fund	of Boston	and Income	Fund	Fund	Fund
	-----------------	----------	---------------	---------	-----------	--------
Assets
------
Investments, at
current value	$1,678,941	$3,666,782	$8,353,668	$3,798,478	$1,267,042	$169,544
	----------	----------	----------	---------	----------	--------

Cash and temporary
investments, at
current value	-	-	-	-	-	-
	----------	----------	----------	---------	----------	--------
Accounts receivable:
Employer	621	2082	5652	5620	2167	454
Employees	4,510	12,144	32,844	19,927	7,331	892
Broker	-	-	-	-	-	-
	----------	----------	----------	---------	----------	--------
	5,131	14,226	38,496	25,547	9,498	1,346
	----------	----------	----------	---------	----------	--------

Participant notes receivable	-	-	-	-	-	-

	----------	----------	----------	---------	----------	--------
Net Assets Available
for Benefits	$1,684,072	$3,681,008	$8,392,164	$3,824,025	$1,276,540	$170,890
	==========	==========	==========	==========	==========	========

The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
AS OF DECEMBER 31, 1998

			Non-
			Participant
	Participant Directed		Directed
	----------------------------		-----------

		Common	Common
	Participant	Stock	Stock
	Notes	Fund	Fund	Total
	-----------	----------	-----------	-----------
Assets
------
Investments, at
current value	$ -	$7,462,638	$99,130	$26,496,223

Cash and temporary
investments, at
current value	-	(642)	1,603	961

Accounts receivable:
Employer	-	23,700	-	40,296
Employees	2,394	5,174	-	85,216
Broker	-	3,650	-	3,650
	------------	------------	-----------	-----------
	2,394	32,524	-	129,162
	------------	------------	-----------	-----------
Participant notes receivable	287,176	-	-	287,176
	------------	------------	-----------	-----------
Net Assets Available
for Benefits	$289,570	$7,494,520	$100,733	$26,913,522
	============	============	===========	===========

The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
AS OF DECEMBER 31, 1997

Participant Directed
--------------------------------------------------------------------------------------------------
Putnam
	Putnam	The George	The Putnam Fund	Putnam	International	Putnam
	Stable	Putnam Fund	for Growth	Vista	Growth	Income
	Value Fund	of Boston	and Income	Fund	Fund	Fund
	-----------------	------------	---------------	-----------	-----------	---------
Assets
------
Investments, at
current value	$946,034	$4,418,806	$7,420,095	$2,851,094	$915,595	$151,471

Cash and temporary
investments, at
current value	-	-	-	-	-	-

Accounts receivable
from broker	-	-	-	-	-	-

	--------	----------	----------	----------	--------	--------
Total Assets	946,034	4,418,806	7,420,095	2,851,094	915,595	151,471
	--------	----------	----------	----------	--------	--------

Liabilities
-----------
Accounts payable to
broker	-	-	-	-	-	-
	--------	----------	----------	----------	--------	--------
Net Assets Available
for Benefits	$946,034	$4,418,806	$7,420,095	$2,851,094	$915,595	$151,471
	========	==========	==========	==========	========	========

The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
AS OF DECEMBER 31, 1997

		Non-
	Participant	Participant
	Directed	Directed
	-----------	-----------

	Common	Common
	Stock	Stock
	Fund	Fund	Total
	-----------	-----------	-----------
Assets
------
Investments, at
current value	$5,532,814	$2,901,306	$25,137,215

Cash and temporary
investments, at
current value	458	34,845	35,303

Accounts receivable
from broker	121,237	63,564	184,801

	----------	----------	-----------
Total Assets	5,654,509	2,999,715	25,357,319
	----------	----------	-----------

Liabilities
-----------
Accounts payable to
broker	(28,461)	-	(28,461)
	----------	----------	----------
Net Assets Available
for Benefits	$5,626,048	$2,999,715	$25,328,858
	==========	==========	===========

The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1998

Participant Directed
	-----------------------------------------------------------------------------------
			The Putnam		Putnam
	Putnam	The George	Fund for	Putnam	International
	Stable Value	Putnam Fund	Growth	Vista	Growth
	Fund	of Boston	and Income	Fund	Fund
	-------------	--------------	----------------	--------------	-------------
Additions to net assets
attributed to:
Dividends and interest income	$ 70,745	$ 359,140	$ 747,008	$ 278,264	$ 38,391
	-------------	--------------	-----------	-------------	-------------
Realized gains (losses), net	-	27,365	44,839	24,062	26,410
	-------------	--------------	-----------	-------------	-------------
Unrealized appreciation
(depreciation) of investments	-	(1,902)	315,660	283,842	103,907
	-------------	--------------	-----------	-------------	-------------
Contributions:
Employees	58,810	176,742	435,386	248,030	98,344
Employer	7,995	25,646	62,874	63,704	23,801
	-------------	--------------	-----------	-------------	-------------
Total contributions	66,805	202,388	498,260	311,734	122,145

Loan repayments	744	5,452	10,515	6,710	1,771
Transfers, net	649,361	(265,542)	(161,626)	272,808	132,445
Other, net	(85)	(251)	(369)	(799)	(9)
	------------	-------------	-----------	--------------	-------------
Total additions/(deductions)	787,570	326,650	1,454,287	1,176,621	425,060
	------------	-------------	-----------	--------------	-------------
Deductions from net assets
attributed to:
Benefits paid to participants	(40,314)	(1,016,169)	(385,226)	(145,523)	(55,159)
Loan issues	(9,218)	(48,279)	(96,992)	(58,167)	(8,956)
	------------	-------------	-----------	--------------	--------------
Total deductions	(49,532)	(1,064,448)	(482,218)	(203,690)	(64,115)
	------------	-------------	-----------	--------------	--------------
Net increase (decrease)	738,038	(737,798)	972,069	972,931	360,945

Net Assets Available
for Benefits:
Beginning of year	946,034	4,418,806	7,420,095	2,851,094	915,595
	-------------	-------------	-----------	--------------	--------------
End of year	$1,684,072	$3,681,008	$8,392,164	$3,824,025	$1,276,540
	=============	==============	===========	==============	==============
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1998
				Non-
				Participant
	Participant Directed			Directed
	-------------------------------------			----------
	Putnam		Common	Common
	Income	Participant	Stock	Stock
	Fund	Notes	Fund	Fund	Total
	-----------	----------	-----------	----------	---------------
Additions to net assets
attributed to:
Dividends and interest income	$ 10,084	$ 12,989	$ 218,489	$ 87,095	$ 1,822,205
	-----------	-----------	-----------	------------	----------------
Realized gains (losses), net	(3,038)	-	(145,561)	(77,611)	(103,534)
	-----------	-----------	-----------	------------	----------------
Unrealized appreciation
(depreciation) of investments	(1,244)	-	193,845	(11,376)	882,732
	-----------	-----------	-----------	------------	----------------
Contributions:
Employees	13,323	-	48,131	-	1,078,766
Employer	3,442	-	309,452	-	496,914
	-----------	-----------	-----------	------------	----------------
Total contributions	16,765	-	357,583	-	1,575,680

Loan repayments	20	(33,819)	8,607	-	-
Transfers, net	(2,606)	-	2,071,386	(2,696,226)	-
Other, net	(45)	-	3,623	(33,234)	(31,169)
	-----------	-----------	-----------	------------	----------------
Total additions/(deductions)	19,936	(20,830)	2,707,972	(2,731,352)	4,145,914
	-----------	-----------	-----------	------------	----------------
Deductions from net assets
attributed to:
Benefits paid to participants	(343)	-	(750,886)	(167,630)	(2,561,250)
Loan issues	(174)	310,400	(88,614)	-	-
	-----------	-----------	-----------	------------	----------------
Total deductions	(517)	310,400	(839,500)	(167,630)	(2,561,250)
	-----------	-----------	-----------	------------	----------------
Net increase (decrease)	19,419	289,570	1,868,472	(2,898,982)	1,584,664

Net Assets Available
for Benefits:
Beginning of year	151,471	-	5,626,048	2,999,715	25,328,858
	-----------	-----------	-----------	------------	----------------
End of year	$170,890	$289,570	$7,494,520	$100,733	$26,913,522
	===========	===========	===========	============	================
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997

Participant Directed
	-----------------------------------------------------------------------------
			The Putnam		Putnam
	Putnam	The George	Fund for	Putnam	International
	Stable	Putnam Fund	Growth	Vista	Growth
	Value Fund	of Boston	and Income	Fund	Fund
	-------------	--------------	-------------	-----------	------------
Additions to net assets
attributed to:
Dividends and interest income	$ 64,065	$ 403,725	$ 933,486	$ 210,427	$ 52,988
	-----------	-----------	-----------	-----------	-----------
Realized gains (losses), net	-	15,550	81,950	5,239	246
	-----------	-----------	-----------	-----------	-----------
Unrealized appreciation
of investments	-	325,249	380,688	229,100	48,035
	-----------	-----------	-----------	-----------	-----------
Contributions:
Employees	50,526	189,025	399,544	217,668	71,757
Employer	6,234	23,791	53,478	55,022	20,674
	-----------	-----------	-----------	-----------	-----------
Total contributions	56,760	212,816	453,022	272,690	92,431

Transfers, net	262,654	12,334	404,655	564,179	300,627

Other, net	-	-	-	-	-
	-----------	-----------	-----------	-----------	-----------
Total additions/(deductions)	383,479	969,674	2,253,801	1,281,635	494,327
	-----------	-----------	-----------	-----------	-----------
Deductions from net assets
attributed to:
Benefits paid to participants	(447,473)	(104,214)	(612,268)	(84,043)	(1,411)
	-----------	-----------	-----------	-----------	-----------
Net increase (decrease)	(63,994)	865,460	1,641,533	1,197,592	492,916

Net Assets Available
for Benefits:
Beginning of year	1,010,028	3,553,346	5,778,562	1,653,502	422,679
	-----------	-----------	-----------	-----------	-----------
End of year	$946,034	$4,418,806	$7,420,095	$2,851,094	$915,595
	===========	===========	===========	===========	===========
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1997

			Non-
			Participant
	Participant Directed		Directed
	-----------------------		----------
	Putnam	Common	Common
	Income	Stock	Stock
	Fund	Fund	Fund	Total
	-----------	-----------	-----------	-----------
Additions to net assets
attributed to:
Dividends and interest income	$ 8,029	$ 264,285	$ 230,891	$2,167,896
	--------	-----------	-----------	-----------
Realized gains (losses), net	(246)	(174,957)	(184,667)	(256,885)
	--------	-----------	-----------	-----------
Unrealized appreciation
of investments	1,691	401,364	65,878	1,452,005
	--------	-----------	-----------	-----------
Contributions:
Employees	11,480	45,948	-	985,948
Employer	2,611	344,424	-	506,234
	--------	-----------	-----------	-----------
Total contributions	14,091	390,372	-	1,492,182

Transfers, net	12,377	385,375	(1,916,094)	26,107

Other, net	-	92,779	88,797	181,576
	--------	-----------	-----------	-----------
Total additions/(deductions)	35,942	1,359,218	(1,715,195)	5,062,881
	--------	-----------	-----------	-----------
Deductions from net assets
attributed to:
Benefits paid to participants	-	(495,669)	(312,239)	(2,057,317)
	--------	-----------	-----------	-----------
Net increase (decrease)	35,942	863,549	(2,027,434)	3,005,564

Net Assets Available
for Benefits:
Beginning of year	115,529	4,762,499	5,027,149	22,323,294
	---------	-----------	-----------	------------
End of year	$151,471	$5,626,048	$2,999,715	25,328,858
	=========	===========	===========	============
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996

Participant Directed
	-------------------------------------------------------------------------
			The Putnam		Putnam
	Putnam	The George	Fund for	Putnam	International
	Stable	Putnam Fund	Growth	Vista	Growth
	Value Fund	of Boston	and Income	Fund	Fund
	-------------	--------------	-------------	-----------	------------
Additions to net assets
attributed to:
Dividends and interest income	$ 62,418	$ 322,456	$ 494,326	$ 97,303	$ 5,660
	-----------	-----------	-----------	-----------	-----------
Realized gains (losses), net	-	15,609	51,138	31,889	3,292
	-----------	-----------	-----------	-----------	-----------
Unrealized appreciation
(depreciation) of investments	-	172,914	486,678	93,150	42,243
	-----------	-----------	-----------	-----------	-----------
Contributions:
Employees	54,790	194,884	402,688	198,989	46,065
Employer	3,879	12,008	21,946	26,051	7,795
	-----------	-----------	-----------	-----------	-----------
Total contributions	58,669	206,892	424,634	225,040	53,860

Transfers, net	4,406	(15,109)	(12,853)	522,063	116,277

Other, net	-	-	-	-	-
	-----------	-----------	-----------	-----------	-----------
Total additions/(deductions)	125,493	702,762	1,443,923	969,445	221,332
	-----------	-----------	-----------	-----------	-----------
Deductions from net assets
attributed to:
Benefits paid to participants	(298,769)	(332,982)	(452,747)	(81,348)	(28,329)
	-----------	-----------	-----------	-----------	-----------
Net increase (decrease)	(173,276)	369,780	991,176	888,097	193,003

Net Assets Available
for Benefits:
Beginning of year	1,183,304	3,183,566	4,787,386	765,405	229,676
	-----------	-----------	-----------	-----------	-----------
End of year	$1,010,028	$3,553,346	$5,778,562	$1,653,502	$422,679
	===========	===========	===========	===========	===========
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 1996

			Non-
			Participant
	Participant Directed		Directed
	-----------------------		----------
	Putnam	Common	Common
	Income	Stock	Stock
	Fund	Fund	Fund	Total
	-----------	-----------	-----------	-----------
Additions to net assets
attributed to:
Dividends and interest income	$ 9,705	$ 212,290	$ 384,533	$1,588,691
	--------	-----------	-----------	-----------
Realized gains (losses), net	(3,856)	(13,004)	(44,265)	40,803
	--------	-----------	-----------	-----------
Unrealized appreciation
(depreciation) of investments	(2,131)	346,939	507,602	1,647,395
	--------	-----------	-----------	-----------
Contributions:
Employees	14,846	57,958	-	970,220
Employer	1,703	317,692	86,597	477,671
	--------	-----------	-----------	-----------
Total contributions	16,549	375,650	86,597	1,447,891

Transfers, net	(61,437)	2,005,626	(2,549,645)	9,328

Other, net	-	(447)	(1,503)	(1,950)
	--------	-----------	-----------	-----------
Total additions/(deductions)	(41,170)	2,927,054	(1,616,681)	4,732,158
	--------	-----------	-----------	-----------
Deductions from net assets
attributed to:
Benefits paid to participants	(5,959)	(320,794)	(696,730)	(2,217,658)
	--------	-----------	-----------	-----------
Net increase (decrease)	(47,129)	2,606,260	(2,313,411)	2,514,500

Net Assets Available
for Benefits:
Beginning of year	162,658	2,156,239	7,340,560	19,808,794
	--------	-----------	-----------	-----------
End of year	$115,529	$4,762,499	$5,027,149	22,323,294
	=========	===========	===========	============
The accompanying notes are an integral part of this financial statement.

CONNECTICUT NATURAL GAS CORPORATION

-----------------------------------

EMPLOYEE SAVINGS PLAN

---------------------

NOTES TO FINANCIAL STATEMENTS AND SCHEDULES

-------------------------------------------

AS OF DECEMBER 31, 1998 AND 1997

--------------------------------

1.Description of the Plan:

------------------------

The following description of the Connecticut Natural Gas Corporation Employee Savings Plan (the "Plan") is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

a. General -

-------

The Plan is a defined contribution thrift plan open to non-union employees of CTG Resources, Inc. (the "Company") and its subsidiaries and affiliates. Effective as of the close of business on March 31, 1997, the Company became the holding company and parent of Connecticut Natural Gas Corporation ("CNG").

The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan. Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

b. Eligibility -

-----------

Employees are eligible to participate when the following criteria are met:

(1) Are at least age 21.

(2) Are employed by the Company for one year or more.

(3(3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

( (4) Are on the management payroll or are subject to the Salary

Administration Program.

The number of employees participating in the Plan as of December 31, 1998 and 1997 were 244 and 250, respectively.

c. Contributions -

-------------

Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.

The Company will match a percentage of an employee's compensation depending on age or years of continuous service. Effective May 1, 1998, for participants who have (or will have) attained 20 years of continuous service or age 45 as of June 30 of the applicable calendar year, the amount of the Company matching contribution will be 75% of compensation during the payroll period up to 6% of compensation (for a maximum match of 4.5% of compensation). For all other participants, the amount of the Company matching contribution will be 50% of compensation during the payroll period up to 6% of compensation (for a maximum match of 3% of compensation). If an employee's elected savings allotment is less than 6% of compensation, the Company will match no more than 75% or 50% of the percentage contributed by the employee, depending upon the respective years of service or age categories noted above.

Prior to May 1, 1998, the amount of the Company contribution was determined according to the schedule below. If an employee's:

Years of Continuous

Service Were Or Age Was The Company Contributed

------------------- -- ------- -----------------------

30 50 6% of compensation

20 45 4.5% of compensation

10 35 3% of compensation

Less than 10 Under 35 2% of compensation

d. Investment Options -

------------------

Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options at any time. A description of each investment option is provided below:

(1) PUTNAM STABLE VALUE FUND - This fund seeks to provide interest income while preserving principal and maintaining liquidity. The fund invests in pools of guaranteed income contracts, security-backed investment contracts, and money market instruments issued by insurance companies and banks. The average yield for this fund was 6.06%, 6.48%, and 5.74% for the years ended December 31, 1998, 1997, and 1996, respectively.

(2) THE GEORGE PUTNAM FUND OF BOSTON - This fund primarily seeks current income and capital growth through investment in common and preferred stocks, debt securities, and cash equivalents.

(3) THE PUTNAM FUND FOR GROWTH AND INCOME - This fund seeks long-term capital growth and current income through a portfolio of income-producing common stocks.

(4) PUTNAM VISTA FUND - This fund seeks to provide capital appreciation by investing primarily in stocks of small to midsize companies believed to have above-average growth potential.

(5) PUTNAM INTERNATIONAL GROWTH FUND - This fund seeks to provide capital appreciation by investing in a diversified portfolio of equity securities in companies located outside the United States.

(6) PUTNAM INCOME FUND - This fund seeks to provide as high a level of income as possible given a prudent level of risk by investing in high yield and investment grade corporate bonds, mortgage and asset-backed securities, U.S. Treasury securites, and foreign bonds.

(7) COMMON STOCK FUND - This fund seeks to provide capital appreciation and current income through investment in the common stock of the Company, purchased at not more than fair market value.

Pursuant to the change in corporate organization discussed in Note 1.a. above and an Agreement and Plan of Exchange, dated as of December 20, 1996, by and between the Company and CNG, all outstanding shares of common stock of CNG, including those shares held by the Plan, were exchanged for shares of common stock of the Company.

All Company matching contributions are invested in the Common Stock Fund. Beginning on March 1, 1996 and continuing on a quarterly basis through October 1, 1999, the Plan Administrator has directed that portions of the non-participant directed Common Stock Fund be transferred to the participant directed Common Stock Fund based upon a predetermined schedule. These transfers are scheduled to take place on January 1, April 1, July 1, and October 1 of each year, with the exception of 1996 for which the March 1 transfer was in lieu of the April 1 transfer. Following the transfers, Plan participants will have the discretion of investing the transferred shares of common stock in the same manner as the other amounts under their direction in the various participant directed funds. Also, effective March 1, 1996, all Company matching contributions are being invested in the participant directed Common Stock Fund.

In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Union Employee Savings Plan for those employees who transfer to (from) one of the Company's collective bargaining units.

e. Vesting -

-------

Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

Years of Continuous Service are -------------------------------	Percentage Vested -----------------
Less than 1	0%
1 but less than 2	20
2 but less than 3	40
3 but less than 4	60
4 but less than 5	80
5 or more	100

Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

(1) Death

(2) Disability

(3) Attainment of age 65 (normal retirement date)

                (4) Total or partial termination of the Plan

                  (5) Discontinuance of Company contributions to the Plan

Upon termination of employment before full vesting, the non-vested Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

f. Benefits -

--------

Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

g. Participant Notes Receivable -

----------------------------

Effective May 1, 1998, the Board of Directors adopted an amendment to the Plan which established a participant loan provision. Under this provision, a Plan participant is allowed to borrow a minimum of $1,000 up to a maximum of one-half of the participant's vested account balance or $50,000, whichever is less. Each loan carries an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made. Security for each loan is provided by one-half of the Plan participant's vested account balance. Two types of loans are available to Plan participants--"general purpose" and "principal residence" loans. Full repayment of each of these types of loans is required within five and fifteen years following loan origination, respectively, and loan refinancings are not permitted. All loans require level amortization with principal and interest payments made at least quarterly, and for those Plan participants who are active employees, payments are made ratably through payroll deductions. No Plan partcipant may have more than one "general purpose" loan and one "principal residence" loan outstanding at any time.

h. Participant Accounts -

--------------------

Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income, the participant's and the Company's contributions, and the participant's loan(s) (if applicable). Allocations of Plan income are based on the share balances in the participants' accounts.

2. Summary of Significant Accounting Policies:

------------------------------------------

a. Basis of Accounting -

-------------------

The accompanying financial statements have been prepared on the accrual basis of accounting.

b. Income Recognition -

------------------

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned.

c. Investment Valuation -

--------------------

The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the Putnam Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at contract value (cost plus accumulated earnings) which approximates current value. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation (depreciation) presented in the statement of changes in net assets available for benefits with fund information are computed based on the change in the current value of the Plan assets from year to year.

d. Administrative Expenses -

-----------------------

Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1998, 1997, and 1996, the Company paid all administrative expenses relating to the Plan.

e. Use of Estimates in the Preparation of Financial Statements -

-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

3. Federal Income Tax Status:

-------------------------

In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated September

19, 1994. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1998.

4. Investments:

-----------

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1998 and 1997 are as follows:

1998:

CTG Resources, Inc. common stock               $ 7,561,768

The Putnam Fund for Growth and Income 8,353,668

The George Putnam Fund of Boston 3,666,782

Putnam Vista Fund                                  3,798,478

Putnam Stable Value Fund                                  1,678,941

1997:

                CTG Resources, Inc. common stock              $ 8,434,120

                        The Putnam Fund for Growth and Income          7,420,095

                The George Putnam Fund of Boston    4,418,806

                Putnam Vista Fund                   2,851,094

        5. Concentration of Credit Risk:

----------------------------

The Plan's assets are invested in mutual funds managed by Putnam Investments, Inc., as described in Note 1, and the common stock of CTG. In the event of any uncertainties in the financial marketplace, the Plan may be exposed to financial risks.

6. Reconciliation to Form 5500:

---------------------------

As of December 31, 1996, the Plan had a $43,307 pending distribution to a participant who elected to withdraw from the Plan and $5,297 of excess contributions from participants. In 1997, the pending distribution and excess contributions were paid and returned, respectively, to the participants. These amounts were reflected as reductions in benefits paid to participants in the Plan's Form 5500 for 1997; however, in accordance with generally accepted accounting principles, benefits paid to participants are not reduced by these amounts in the accompanying statement of changes in net assets available for benefits for the year ended December 31, 1997.

The table on the following page reconciles benefits paid to participants per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1997.

Benefits

Paid to

Participants

------------

                Per financial statements $2,057,317

Accrued benefit payments paid

to participants                     (43,307)

Excess contributions returned

to participants                       (5,297)

    ----------

Per Form 5500                                $2,008,713

           ==========

Schedule I

EIN 06-0383860

Plan No. 007
	CONNECTICUT NATURAL GAS CORPORATION
	EMPLOYEE SAVINGS PLAN
	ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
	AS OF DECEMBER 31, 1998

		(c)Description of Investment
		Including Maturity Date, Rate
	(b)Identity of Issue, Borrower,	of Interest, Collateral, Par		(e)Current
(a)	Lessor, or Similar Party	or Maturity Value	(d)Cost	Value
---	--------------------------------------	-------------------------------	-----------	---------

*	Putnam Stable Value Fund	Fund comprised of
		investment contracts	$1,678,941	$1,678,941
			--------------	--------------
*	The George Putnam Fund of Boston	Mutual fund comprised of
		common stocks and bonds	3,193,189	3,666,782
			--------------	--------------
*	The Putnam Fund for Growth and Income	Mutual fund comprised of
		common stocks	6,819,490	8,353,668
			--------------	--------------
*	Putnam Vista Fund	Mutual fund comprised of
		common stocks	3,220,619	3,798,478
			--------------	--------------
*	Putnam International Growth Fund	Mutual fund comprised of
		common stocks	1,082,828	1,267,042
			--------------	--------------
*	Putnam Income Fund	Mutual fund comprised of bonds
		and U.S. Treasury securities	171,939	169,544
			--------------	--------------
		Participant directed -
*	CTG Resources, Inc.	Common stock	5,961,469	7,462,638
	Boston Safe Company	Daily Liquidity Fund	(642)	(642)
			--------------	--------------
			5,960,827	7,461,996
			--------------	--------------
		Non-participant directed -
*	CTG Resources, Inc.	Common stock	79,189	99,130
	Boston Safe Company	Daily Liquidity Fund	1,603	1,603
			--------------	--------------
			80,792	100,733
			--------------	--------------
		Total Common Stock Fund	6,041,619	7,562,729
			--------------	--------------
		Total Investments	$22,208,625	$26,497,184
			============	============
	*Represents a party-in-interest.
	The accompanying notes are an integral part of this schedule.

Schedule II

EIN 06-0383860

Plan No. 007

CONNECTICUT NATURAL GAS CORPORATION
EMPLOYEE SAVINGS PLAN
ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1998

						Current Value
		Number				of Asset on
Identity of	Description	of	Purchase	Selling	Cost of	Transaction	Net Gain
Party Involved	of Asset	Transactions	Price	Price	Asset	Date	or (Loss)
---------------	-------------	------------	----------	-------	----------	-------------	----------

The George Putnam	Mutual fund	52	$ 796,718	$ -	$ 796,718	$ 796,718	$ -
Fund of Boston	comprised of	63	-	1,574,205	1,295,261	1,574,205	278,944
	common stocks and bonds

The Putnam	Mutual fund	75	1,690,112	-	1,690,112	1,690,112	-
Fund for	comprised of	84	-	1,117,039	912,463	1,117,039	204,576
Growth and	common stocks
Income

CTG Resources,	Common stock	41	3,609,524	-	3,609,524	3,609,524	-
Inc.		129	-	4,632,816	3,901,214	4,632,816	731,602

The accompanying notes are an integral part of this schedule.